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                                                                       Exhibit 4





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                                PLEDGE AGREEMENT



                                                                     May 8, 1997


Zeon Corporation
1060 Park Ave.
Cranston, RI 02920

Gentlemen:

1.   Pledge.
     As collateral security for the obligations of the undersigned (the "Pledgor") to Zeon Corporation (the "Corporation") under that certain Promissory Note of Pledgor of even date herewith (the "Obligations"), the Pledgor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto the Corporation, its successors and assigns, the following property:

     Seven Hundred Forty-Two Thousand Fifty (742,050) shares of the unregistered Common Stock of Metro Global Media, Inc., a Delaware corporation, registered in the name of the Pledgor, represented by certificates numbered 1570, 1571, 1572, 1603, 2050, 2212, 2243 and
     2534, with stock power attached duly endorsed in blank.

     Pledgor warrants and represents that there are no restrictions upon the transfer of any of the foregoing shares and that Pledgor has the right to transfer said shares free of any encumbrance.

     Pledgor hereby agrees promptly to pledge and deposit hereunder with Corporation any stock or other securities declared as a dividend with respect to or issued as a split of any securities now or hereafter held in pledge hereunder and any additional property hereafter pledged to Corporation by Pledgor, whether taken in substitution for or in addition to the above described property. Such stock, other securities and property shall stand pledged and assigned for the Obligations in the same manner as the property described in this Section 1 (All of the property described in this Section 1 is hereinafter called the "Pledged Stock").

2.  Voting Power, Dividends, Etc.

     (a) Unless and until an Event of Default (as hereinafter defined), or an event which with the passage of time or giving of





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notice, or both, would constitute an Event of Default, has occurred, the
Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock. All dividends and other distributions on the Pledged Stock shall be paid directly to Corporation and retained by it as part of the Pledged Stock, subject to the terms of this Pledge Agreement.

     (b) If any Event of Default or an event which, with the passage of time or giving of notice, or both, would constitute an Event of Default, shall have occurred, then (and whether or not any holder of the Obligations exercises any available option to declare the Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Pledge Agreement, or the Obligations) Corporation, or its nominee or nominees, shall forthwith, without further act on the part of any person, have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock and shall exercise such powers in such manner as Corporation, in its sole discretion, shall determine to be necessary, appropriate or advisable, and, if Corporation shall so request in writing, the Pledgor agrees to execute and deliver to Corporation such other and additional powers, authorizations, proxies, dividends and such other documents as Corporation may reasonably request to secure to Corporation the rights, powers and authorities intended to be conferred upon Corporation by this Subsection (b).

     (c) Except as otherwise set forth above, the remedying of any such Event of Default shall not divest Corporation of its rights under subsection (b) unless and until Corporation in writing acknowledges that such Event of Default has been remedied.

3.  Sale of Pledged Stock After an Event of Default.

     If any Event of Default shall have occurred, and the principal amount of the Obligations shall have been declared forthwith due and payable, then, unless the Obligations shall have been paid in full at or before the time the notice provided for in subsection (a) of this Section 3 shall be given or at or before the time the action provided for in subsection (b) of this Section 3 shall be commenced, Corporation may, in its sole discretion, without further demand, advertisement or notice, except as expressly provided for in subsection
(a) of this Section 3, (i) apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 4 hereof, and (ii) if there shall be no such cash or the cash so applied shall be insufficient to make in full all payments provided in Subsections (a) and (b) of Section 4 hereof:





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       (a) Sell the Pledged Stock, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, Corporation, at Corporation's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as Corporation shall, in its sole discretion, determine, and Corporation may be the purchaser of any or all of the Pledged Stock so sold. Corporation may, in its discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the persons making such purchases represent and agree to the satisfaction of Corporation that they are purchasing the Pledged Stock for their account, for investment, and not with a view to the distribution or resale of any thereof. Upon any such sale Corporation shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold. Each purchaser (including Corporation) at any such sale shall hold the Pledged Stock so sold, absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption, of the Pledgor, which the Pledgor hereby specifically waives, to the extent it may lawfully do so, and all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Corporation shall give the Pledgor at least ten
(10) days' written notice, in case of public or private sale, of such sale and shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as Corporation shall fix in the notice of such sale. At any such sale the Pledged Stock may be sold in one lot as an entirety or in separate parcels. Corporation shall not be obliged to make any sale pursuant to any such notice. Corporation may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Stock or credit or for future delivery, the Pledged Stock so sold may be retained by Corporation until the selling price is paid by the purchaser thereof, but Corporation shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold, and in case of any such failure, such Pledged Stock may again be sold under and pursuant to the provisions hereof; or

     Corporation as attorney-in-fact pursuant to Section 6 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Stock sold





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pursuant to Subsection (a) or (b) of this Section 3.  The Pledgor shall, if so requested by Corporation, ratify and confirm any sale or sales by executing and delivering to Corporation or to such purchaser or purchasers, all such instruments as may, in the opinion of Corporation, be advisable for the purpose.

     The receipt of Corporation for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Stock, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

    The remedying of any such Event of Default shall not divest Corporation of its rights under this Section 3 unless and until Corporation waives said rights in writing.

4.  Application of Proceeds.

     The proceeds of any sale, or of collection, of all or any part of the Pledged Stock shall be applied by Corporation, without any marshaling of assets, in the following order:

  (a) first, to the payment of all of the costs and expenses of such sale, including, without limitation, reasonable compensation to Corporation and its agents, attorneys and counsel, and all other expenses, liabilities and advances made or incurred by Corporation in connection therewith; and

   (b) finally, to the payment to the Pledgor, its successors and assigns, or their respective heirs, executors or administrators, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus remaining from such proceeds after payments of the character referred to in Subsections (a) and (b) of this Section 4 shall have been made.

5.  Corporation Appointed Attorney-in-Fact; Indemnity.

   (a) Corporation, its successors and assigns, is hereby appointed enduring attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. (b)The





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Pledgor will indemnify and save harmless Corporation from and against any liability or damage which it may incur, in good faith and without negligence, in the exercise and performance of any of Corporation's powers and duties specifically set forth herein.

6.  No Waiver.

     No failure on the part of Corporation to exercise, and no delay on the part of Corporation in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Corporation of any right, power or remedy hereunder preclude any other or further right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

7.  Termination of Pledge.

     When the Promissory Note shall have been paid in full, this Pledge Agreement shall terminate. Corporation shall forthwith assign, transfer and deliver to the Pledgor or its assignees, without representation, warranty or recourse, against appropriate receipts, all the Pledged Stock, if any, then held by it in pledge hereunder.

8.  Governing Law.

     This Pledge Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the Bermuda.

9.  Successors and Assigns.

     This Pledge Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor and Corporation, and any subsequent holder of the Promissory Note or the Obligations.

10.  Additional Instruments and Assurance.

     The Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Corporation may reasonably request to effect the purposes of this Pledge Agreement and to secure to Corporation, and to all persons who may from time to time be the holder of the Promissory Note or the Obligations, the benefits of all rights, authorities and remedies conferred upon Corporation by the terms of this Pledge Agreement.

11.  Future Holders of Notes.





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     This Pledge Agreement is for the benefit of any and all future holders of the Obligations in addition to Corporation, each of whom shall, without further act, become a party hereto by becoming a holder of the Promissory Note.

12.  Notices.

     All notices, requests, demands, consents or other communications given hereunder or in connection herewith shall be in writing and sent by registered mail, return receipt requested, postage prepaid, addressed to the Pledgor at the address set forth below, and to the Corporation, at its principal office set forth above. The Pledgor or Corporation may, by notice given as aforesaid, change its address for all subsequent notices. Notice shall be deemed given when so deposited in the mail.

13.  Separability.

In case any one or more of the provisions of this Pledge Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Pledge Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

14.  Events of Default.

     The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

  (a) default by the Pledgor in the due observance or performance of any covenant or agreement contained herein or breach by the Pledgor of any representation or warranty contained herein and such default shall continue unremedied for thirty (30) days after written notice thereof is given by Corporation to the Pledgor; or

  (b) any default by the Pledger in the payment or performance when due of any of the Obligations, including, without limitation, the payment of the principal of, or interest on, any indebtedness of the Pledgor to Corporation, as set forth in the Promissory Note.




15.  Headings.





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     The headings of the Sections of this Pledge Agreement have been inserted for convenience of reference only and shall in no way affect the construction or interpretation of this Pledge Agreement.

     Please indicate your receipt of the property described in the first paragraph hereof and your agreement to the terms and provisions hereof by executing this Pledge Agreement in the space provided below.

(Signature block on next page.)





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BRIANA INVESTMENT GROUP, LP
by its General Partner
WINDBRIDGE HOLDINGS, LTD.,


BY       /s/ Vernon N. Douglas, Jr.
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  Vernon N. Douglas, Jr., Director


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Witness



Dated this 8th day of May, 1997.

ZEON CORPORATION


By       /s/ Dennis Nichols
   -------------------------------
         Dennis Nichols
         Director

Dated this 8th day of May, 1997